EXHIBIT 10.11
DARDEN RESTAURANTS, INC.
2002 STOCK INCENTIVE PLAN

FY [____] PERFORMANCE RESTRICTED STOCK UNIT AWARD AGREEMENT
(United States)
This Performance Restricted Stock Unit Award Agreement (the “Agreement”) is between Darden Restaurants, Inc., a Florida corporation (the “Company”), and you, a person notified by the Company, and identified in the Company’s records, as the recipient of an Award of Performance Restricted Stock Units during the Company’s fiscal year [___]. This Agreement is effective as of the date of grant communicated to you and set forth in the Company’s records (the “Grant Date”).
The Company wishes to award to you Performance Restricted Stock Units representing the opportunity to earn shares of the Company’s Common Stock, no par value (the “Common Stock”), subject to the terms and conditions set forth in this Agreement, in order to carry out the purpose of the Company’s 2002 Stock Incentive Plan (the “Plan”).
Accordingly, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and you hereby agree as follows:
1.Award of Performance Restricted Stock Units.
The Company hereby grants to you, effective as of the Grant Date, an Award of Performance Restricted Stock Units for that number of Performance Restricted Stock Units communicated to you and set forth in the Company’s records (the “PRSUs”), on the terms and conditions set forth in such communication, this Agreement and the Plan. Each PRSU represents the right to receive one share of Common Stock, subject to the terms and conditions set forth herein.
2.    Rights with Respect to the PRSUs.
The PRSUs granted hereunder do not and shall not give you any of the rights and privileges of a shareholder of Common Stock. Your rights with respect to the PRSUs shall remain forfeitable at all times prior to the date or dates on which such rights become vested, and the restrictions with respect to the PRSUs lapse, in accordance with Sections 3 or 5 hereof. Your right to receive cash payments and other distributions with respect to the PRSUs is more particularly described in Sections 8(b) and (c) hereof.
3.    Vesting.
(a)    Subject to the terms and conditions of this Agreement, the Earned PRSUs (as defined below), if any, shall vest, and the restrictions with respect to the PRSUs shall lapse, on the dates and in the amounts set forth in this Agreement if you remain continuously employed by the Company or an Affiliate of the Company until the date you become vested in accordance with the terms and conditions of this Agreement.

(b)    The number of PRSUs that shall become earned, if any (the “Earned PRSUs”), following the end of the period commencing on [For relative performance awards – the Grant Date][For absolute performance awards – June 1, 2015] (the “Commencement Date”) and ending on [Insert Last Day of Fiscal Year 2018] (the “Performance Period”) shall be determined by multiplying the PRSUs by the Earned Percentage, calculated as set forth in Exhibit A to this Agreement, and may range from zero to one hundred fifty percent (150%) of the PRSUs.
(c)    The Earned PRSUs, if any, shall vest as follows: (i) fifty percent (50%) shall vest on the third anniversary of the Grant Date, and (ii) fifty percent (50%) shall vest on the fourth anniversary of the Grant Date (the “End Date”).
(d)    The calculations under this Section 3 shall be made by the Committee following the end of the Performance Period and any vesting resulting from such calculations shall be effective as of the applicable vesting date. Any PRSUs that do not vest on a vesting date pursuant to the terms of Section 3 or 5 shall be immediately and irrevocably forfeited, including the right to receive cash payments and other distributions pursuant to Sections 8(b) and (c) hereof, as of such vesting date.
(e)    The Committee administering the Plan shall have the authority to make any determinations regarding questions arising from the application of the provisions of this Section 3, which determination shall be final, conclusive and binding on you and the Company.
4.    Definitions of Change in Control, Cause and Good Reason.
(a)    Change in Control. For purposes of this Agreement, a “Change in Control” shall mean:
(i)    Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 4(a)(i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any company controlled by, controlling or under common control with the Company or (D) any acquisition pursuant to a transaction that complies with Sections 4(a)(ii)(x), (y) and (z);
(ii)    Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or securities of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (x) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (y) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (z) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or
(iii)    Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
(b)    Cause. Your employment may be terminated for Cause if the Committee administering the Plan, after you shall have been afforded a reasonable opportunity to appear in person together with counsel before the Committee and to present such evidence as you deemed appropriate, determines that Cause exists. For purposes of this Agreement, “Cause” means (i) an act or acts of fraud or misappropriation on your part which result in or are intended to result in your personal enrichment at the expense of the Company and which constitute a criminal offense under State or Federal laws, (ii) your continued failure to substantially perform your duties with the Company (other than any such failure resulting from your incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to you by the Committee, which demand specifically identifies the manner in which the Committee believes that you have not substantially performed your duties; (iii) your willful engagement in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise; or (iv) your conviction of, or entering into a plea of either guilty or nolo contendere to, any felony, including, but not limited to, a felony involving moral turpitude, embezzlement, theft or similar act that occurred during or in the course of your employment with the Company. For purposes of this Agreement, an act, or failure to act, shall not be deemed to be “willful” unless it is done, or omitted to be done, by you in bad faith or without a reasonable belief that the action or omission was in the best interests of the Company.
(c)    Good Reason. For purposes of this Agreement, “Good Reason” means:
(i)    without your express written consent, (A) the assignment to you of any duties inconsistent in any substantial respect with your position, authority or responsibilities as in effect during the 90-day period immediately preceding the date of the consummation of a Change in Control or (B) any other substantial adverse change in such position (including titles), authority or responsibilities; or
(ii)    a material reduction in your base salary, target annual bonus opportunity, long-term incentive opportunity or aggregate employee benefits as in effect immediately prior to the date of the consummation of a Change in Control, other than (A) an inadvertent failure remedied by the Company promptly after receipt of notice thereof given by you or (B) with respect to aggregate employee benefits only, any such failure resulting from an across-the-board reduction in employee benefits applicable to all similarly situated employees of the Company generally.
You shall only have Good Reason if (A) you have provided notice of termination to the Company of any of the foregoing conditions within ninety (90) days of the initial existence of the condition, (B) the Company has been given at least thirty (30) days following receipt of such notice to cure such condition, and (C) if such condition is not cured within such thirty (30) day period, you actually terminate employment within sixty (60) days after the notice of termination. Your mental or physical incapacity following the occurrence of an event described above in clauses (i) or (ii) shall not affect your ability to terminate employment for Good Reason and your death following delivery of a notice of termination for Good Reason shall not affect your estate’s entitlement to settlement of the PRSUs as provided hereunder upon a termination of employment for Good Reason.
5.    Forfeiture; Early Vesting.
(a)    If you cease to be employed by the Company or an Affiliate of the Company prior to the vesting or forfeiture of the PRSUs pursuant to Section 3 hereof, your rights to all of the PRSUs shall be immediately and irrevocably forfeited, including the right to receive cash payments and other distributions pursuant to Sections 8(b) and (c) hereof, except that:
(i)    If, within two years after the date of the consummation of a Change in Control that occurs after the Grant Date, the Company terminates your employment for any reason other than for Cause, death or Disability, or you terminate employment for Good Reason, the Earned Percentage shall be deemed to be one hundred percent (100%) and you shall become immediately and unconditionally vested in all of the Earned PRSUs. If you are a person otherwise described in this Section 5(a)(i) but you are also described in Sections 5(a)(ii), 5(a)(iii) or 5(a)(vi), then you shall be entitled to vested PRSUs as described in this Section 5(a)(i) in lieu of the amounts otherwise described in Sections 5(a)(ii), 5(a)(iii) or 5(a)(vi). If you are otherwise described in Sections 5(a)(ii), 5(a)(iii) or 5(a)(vi) and you voluntarily separate from service for a reason other than Good Reason within two years after the date of a Change in Control that occurs after the Grant Date, then you shall be entitled to vested PRSUs as described in Sections 5(a)(ii), 5(a)(iii) or 5(a)(vi), as applicable, with the Earned Percentage described under this Section 5(a)(i).
(ii)    Except as otherwise provided in Section 5(a)(i) above, if you retire on or after age 65 with five years of service with the Company or an Affiliate of the Company (pursuant to the method for crediting service under the Darden Savings Plan) (“Normal Retirement”) prior to the vesting or forfeiture of the PRSUs pursuant to Section 3 hereof, then the number of PRSUs that become earned shall be determined at the end of the Performance Period in accordance with Section 3(b) hereof, and the Earned PRSUs, if any, shall become fully vested (x) as of the last day of the Performance Period if you retire on or prior to the third anniversary of the Grant Date or (y) as of the date of your Normal Retirement if you retire after the third anniversary of the Grant Date.
(iii)    Except as otherwise provided in Section 5(a)(i) above, if you retire on or after age 55 with ten years of service with the Company or an Affiliate of the Company (pursuant to the method for crediting service under the Darden Savings Plan) but before Normal Retirement (“Early Retirement”) prior to the vesting or forfeiture of the PRSUs pursuant to Section 3 hereof, then the number of PRSUs that become earned shall be determined at the end of the Performance Period in accordance with Section 3(b) hereof, and the Earned PRSUs, if any, shall become vested (x) as of the last day of the Performance Period if you retire on or prior to the third anniversary of the Grant Date, or (y) as of the date of your Early Retirement if you retire after the third anniversary of the Grant Date, in each case on a pro rata basis, determined based on the number of full months of employment completed from the Commencement Date to the date of your Early Retirement divided by the number of full months during the period commencing on the Commencement Date and ending on the End Date.
(iv)    Except as otherwise provided in Section 5(a)(i) above, if your age and service with the Company or an Affiliate of the Company (pursuant to the method for crediting service under the Darden Savings Plan) is equal to or greater than 70 on the date your employment is involuntarily terminated without Cause (“Involuntary Termination”) prior to the vesting or forfeiture of the PRSUs pursuant to Section 3 hereof, then the number of PRSUs that become earned shall be determined at the end of the Performance Period in accordance with Section 3(b) hereof, and the Earned PRSUs, if any, shall become vested (x) as of the last day of the Performance Period if your Involuntary Termination occurs on or prior to the third anniversary of the Grant Date, or (y) as of the date of your Involuntary Termination if such termination occurs after the third anniversary of the Grant Date, in each case on a pro rata basis, determined based on the number of full months of employment completed from the Commencement Date to the date of your Involuntary Termination divided by the number of full months during the period commencing on the Commencement Date and ending on the End Date.
(v)    If you die prior to the vesting or forfeiture of the PRSUs pursuant to Section 3, the Earned Percentage shall be deemed to be one hundred percent (100%) and you shall become immediately and unconditionally vested in all of the Earned PRSUs as of the date of your death.
(vi)    Except as otherwise provided in Section 5(a)(i) above, if you become Disabled (as defined below) prior to the vesting or forfeiture of the PRSUs pursuant to Section 3 hereof, then the number of PRSUs that become earned shall be determined at the end of the Performance Period in accordance with Section 3(b) hereof, and the Earned PRSUs, if any, shall become vested (x) as of the last day of the Performance Period if you become Disabled on or prior to the third anniversary of the Grant Date, or (y) as of the date on which you become Disabled if such date occurs after the third anniversary of the Grant Date, in each case on a pro rata basis, determined based on the number of full months of employment completed from the Commencement Date to the date on which the Committee administering the Plan makes the determination that you are Disabled divided by the number of full months during the period commencing on the Commencement Date and ending on the End Date. For purposes of this Agreement, “Disabled” or “Disability” means you have a disability due to illness or injury which is expected to be permanent in nature and which prevents you from performing the material duties required by your regular occupation, all as determined by the Committee administering the Plan.
(b)    If you are an executive officer of the Company and filing reports with the Securities and Exchange Commission pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, then this PRSU Award has been awarded subject to the Darden Restaurants, Inc. Management and Professional Incentive Plan (the “MIP”), and this PRSU Award shall be cancelled, forfeited and returned to the Company unless all of the requirements set forth in the MIP for the year to which the grant of this PRSU Award relates are satisfied.
6.    Restriction on Transfer.
Except as contemplated by Section 8(a), none of the PRSUs may be sold, assigned, transferred, pledged, attached or otherwise encumbered, and no attempt to transfer the PRSUs, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in or with respect to the PRSUs.

7.    Financial Restatements.
This Section 7 only applies to you if at any time you were or are designated as an officer-level employee in the Company payroll system with the Peoplesoft identifier “OFC” or its equivalent. Notwithstanding the provisions of Sections 3, 5 and 8 of this Agreement, if (a) the Company is required to restate its financial statements due to fraud and (b) the Committee administering the Plan determines that you have knowingly participated in such fraud, then the Committee may, in its sole and absolute discretion, at any time within two years following such restatement, require you to, and you shall immediately upon notice of such Committee determination, repay to the Company any shares of Common Stock received by you or your personal representative pursuant to Section 8(c) of this Agreement, return to the Company any shares of Common Stock received by you or your personal representative from the payment of the PRSUs pursuant to Section 8 of this Agreement and pay to the Company in cash the amount of any proceeds received by you or your personal representative from the disposition or transfer of, and any dividends and other distributions of cash or property received by you or your personal representative with respect to, any shares of Common Stock received by you or your personal representative from the payment of the PRSUs pursuant to Section 8 of this Agreement, in each case during the period commencing two years before the beginning of the restated financial period and ending on the date of such Committee determination. In addition, all of your rights to PRSUs that are not vested on the date that the Committee makes such determination shall be immediately and irrevocably forfeited, including the right to receive cash payments and other distributions on such PRSUs pursuant to Sections 8(b) and (c) of this Agreement. Notwithstanding anything to the contrary in this Section 7, the Committee shall have the authority and discretion to make any determination regarding the specific implementation of this Section 7 with respect to you.
8.    Settlement of PRSUs; Issuance of Common Stock.
(a)    No shares of Common Stock shall be issued to you (or your beneficiary or, if none, your estate in the event of your death) prior to the date on which the applicable PRSUs vest, in accordance with the terms and conditions set forth in this Agreement.
(i)    Except as otherwise provided in this Section 8(a), the Company shall promptly following the third anniversary of the Grant Date or the fourth anniversary of the Grant Date, as applicable, but no later than the 15th day of the third month following the end of the Company’s taxable year that includes the third anniversary of the Grant Date or the fourth anniversary of the Grant Date, as applicable, with respect to PRSUs that vest pursuant to Section 3(c) hereof, subject to any applicable withholding taxes pursuant to Section 11 hereof, cause the shares of Common Stock underlying your vested PRSUs (as adjusted by the applicable Earned Percentage) to be delivered, either by book-entry registration or in the form of a stock certificate or certificates, registered in your name.
(ii)    In the event that your employment terminates in accordance with the provisions of Sections 5(a)(i) or 5(a)(v) hereof, the Company shall promptly following the date on which your employment with the Company terminates, but no later than the 15th day of the third month following the end of the Company’s taxable year that includes the date on which your employment with the Company terminates, with respect to PRSUs that vest pursuant to Sections 5(a)(i) or 5(a)(v) hereof, subject to any applicable withholding taxes pursuant to Section 11 hereof, cause the shares of Common Stock underlying your vested PRSUs (as adjusted by the applicable Earned Percentage) to be delivered, either by book-entry registration or in the form of a stock certificate or certificates, registered in your name or in the names of your legal representatives, beneficiaries or heirs, as the case may be.
(iii)    In the event that your employment terminates in accordance with the provisions of Section 5(a)(iv) hereof, the Company shall (x) promptly following the last day of the Performance Period, but no later than the 15th day of the third month following the end of the Company’s taxable year that includes the last day of the Performance Period, with respect to PRSUs that vest pursuant to Section 5(a)(iv) hereof on account of your termination of employment with the Company on or prior to the third anniversary of the Grant Date, or (y) promptly following the date on which your employment with the Company terminates, but no later than the 15th day of the third month following the end of the Company’s taxable year that includes the date on which your employment with the Company terminates, with respect to PRSUs that vest pursuant to Section 5(a)(iv) hereof on account of your termination of employment with the Company after the third anniversary of the Grant Date, and, in each case, subject to any applicable withholding taxes pursuant to Section 11 hereof, cause the shares of Common Stock underlying your vested PRSUs (as adjusted by the applicable Earned Percentage) to be delivered, either by book-entry registration or in the form of a stock certificate or certificates, registered in your name or in the names of your legal representatives, beneficiaries or heirs, as the case may be.
(iv)    In the event that your employment terminates in accordance with the provisions of Sections 5(a)(ii), 5(a)(iii) or 5(a)(vi) hereof, the Company shall (x) promptly following the last day of the Performance Period, but no later than the 15th day of the third month following the end of the Company’s taxable year that includes the last day of the Performance Period, with respect to PRSUs that vest pursuant to Sections 5(a)(ii), 5(a)(iii) or 5(a)(vi) hereof on account of your termination of employment with the Company on or prior to the third anniversary of the Grant Date, or (y) during the month of August of the calendar year in which the fourth anniversary of the Grant Date occurs, with respect to PRSUs that vest pursuant to Sections 5(a)(ii), 5(a)(iii) or 5(a)(vi) hereof on account of your eligibility for retirement or termination of employment with the Company after the third anniversary of the Grant Date, and, in each case, subject to any applicable withholding taxes pursuant to Section 11 hereof, cause the shares of Common Stock underlying your vested PRSUs (as adjusted by the applicable Earned Percentage) to be delivered, either by book-entry registration or in the form of a stock certificate or certificates, registered in your name or in the names of your legal representatives, beneficiaries or heirs, as the case may be.

Notwithstanding the foregoing, any distribution (including any distribution of amounts otherwise described in Sections 8(b) and (c) below) to any “specified employee” as determined in accordance with procedures adopted by the Company that reflect the requirements of Code Section 409A(a)(2)(B)(i) (and any applicable guidance thereunder), that constitutes “deferred compensation” under Code Section 409A and is on account of such employee’s “separation from service” (within the meaning of Code Section 409A) shall be made as soon as practicable after the first day of the seventh month following such separation from service (or, if earlier, the date of the specified employee’s death). The Company will not deliver any fractional share of Common Stock but will pay, in lieu thereof, the Fair Market Value of such fractional share of Common Stock relating to any vested PRSU. In the event of your death after your retirement or termination of employment and before payment, the number of shares of Common Stock otherwise deliverable and the amount otherwise payable under this Section 8(a) shall be delivered or paid, as applicable, to your beneficiary or, if none, your estate as soon as practicable after your death. No transfer by will or the applicable laws of descent and distribution of any PRSUs which vest by reason of your death shall be effective to bind the Company unless the Committee administering the Plan shall have been furnished with written notice of such transfer and a copy of the will or such other evidence as the Committee may deem necessary to establish the validity of the transfer.
(b)    On each date on which shares of Common Stock under Section 8(a) are delivered to you (or your beneficiary or, if none, your estate in the event of your death), the Company shall also deliver to you (or your beneficiary or, if none, your estate in the event of your death) the number of additional shares of Common Stock, the number of any other securities of the Company and the value or actual issuance of any other property (in each case as determined by the Committee) (except for cash dividends and other cash distributions), in each case that the Company would have distributed to you during the period commencing on the Grant Date and ending on the applicable vesting date in respect of the shares of Common Stock that are being delivered to you under Section 8(a) had such shares been issued to you on the Grant Date, without interest, and less any tax withholding amount applicable to such distribution. To the extent that the PRSUs are forfeited prior to vesting, the right to receive such distributions shall also be forfeited.
(c)    On each date on which shares of Common Stock under Section 8(a) are delivered to you (or your beneficiary or, if none, your estate in the event of your death), the Company shall also deliver to you (or your beneficiary or, if none, your estate in the event of your death) the number of shares of Common Stock having an aggregate Fair Market Value (as determined by the Committee) equal to the aggregate amount of cash dividends and other cash distributions that the Company would have paid to you during the period commencing on the Grant Date and ending on the applicable vesting date in respect of the shares of Common Stock that are being delivered to you under Section 8(a) had such shares been issued to you on the Grant Date, without interest, and less any applicable withholding taxes. To the extent that the PRSUs are forfeited prior to vesting, the right to receive such shares of Common Stock shall also be forfeited.

9.    Lock-Up Period.
Notwithstanding anything to the contrary contained herein, you shall not sell or otherwise transfer any shares of Common Stock that are delivered to you under Section 8(a) hereof (less any applicable withholding taxes) in respect of any Earned PRSUs that become vested on the third anniversary of the Grant Date in accordance with Section 3(c) hereof for a period of one year following the third anniversary of the Grant Date (the “Lock-Up Period”); provided, however, that if your employment with the Company terminates for any reason during the Lock-Up Period, then the Lock-Up Period with respect to such shares of Common Stock shall end on the date of your termination of employment.
10.    Adjustments.
In the event that the Committee administering the Plan shall determine that any dividend or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company or other similar corporate transaction or event affects the Common Stock such that an adjustment of the PRSUs is determined by the Committee administering the Plan to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Agreement, then the Committee shall, in such manner as it may deem equitable, in its sole discretion, adjust any or all of the number and type of shares subject to the PRSUs.
11.    Taxes.
(a)    You acknowledge that you will consult with your personal tax advisor regarding the income tax consequences of the grant of the PRSUs, the receipt of cash payments or other distributions pursuant to Section 8 hereof, the vesting of the PRSUs and the receipt of shares of Common Stock upon the settlement of the PRSUs, and any other matters related to this Agreement. In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are your sole and absolute responsibility, are withheld or collected from you.
(b)    In accordance with the terms of the Plan, and such rules as may be adopted by the Committee administering the Plan, you may elect to satisfy any applicable tax withholding obligations arising from the vesting of the PRSUs and the corresponding receipt of shares of Common Stock and cash payments by (i) delivering cash (including check, draft, money order or wire transfer made payable to the order of the Company), (ii) having the Company withhold a portion of the shares of Common Stock or cash otherwise to be delivered or paid having a Fair Market Value equal to the minimum statutory withholding amount or such greater amount as may be permitted under applicable accounting standards, or (iii) delivering to the Company shares of Common Stock having a Fair Market Value equal to the amount of such taxes. Your election must be made on or before the date that the amount of tax to be withheld is determined.
12.    Restrictive Covenants.
(a)    Non-Disclosure.
(i)    During the course of your employment, before and after the execution of this Agreement, and as consideration for the restrictive covenants entered into by you herein, you have received and will continue to receive some or all of the Company’s various Trade Secrets (as defined under applicable law) and confidential or proprietary information, which includes the following whether in physical or electronic form: (1) data and compilations of data related to Business Opportunities, (2) computer software, hardware, network and internet technology utilized, modified or enhanced by the Company or by employee in furtherance of employee’s duties with the Company; (3) compilations of data concerning Company products, services, customers, and end users including but not limited to compilations concerning projected sales, new project timelines, inventory reports, sales, and cost and expense reports; (4) compilations of information about the Company’s employees and independent contracting consultants; (5) the Company’s financial information, including, without limitation, amounts charged to customers and amounts charged to the Company by its vendors, suppliers, and service providers; (6) proposals submitted to the Company’s customers, potential customers, wholesalers, distributors, vendors, suppliers and service providers; (7) the Company’s marketing strategies and compilations of marketing data; (8) compilations of data or information concerning, and communications and agreements with, vendors, suppliers and licensors to the Company and other sources of technology, products, services or components used in the Company’s business; (9) the Company’s research and development records and data; and (10) any summary, extract or analysis of such information together with information that has been received or disclosed to the Company by any third party as to which the Company has an obligation to treat as confidential (“Confidential Information”). “Business Opportunities” means all ideas, concepts or information received or developed (in whatever form) by you concerning any business, transaction or potential transaction that constitutes or may constitute an opportunity for the Company to earn a fee or income, specifically including those relationships that were initiated, nourished or developed at the Company’s expense. Confidential Information does not include data or information: (1) which has been voluntarily disclosed to the public by the Company, except where such public disclosure has been made by you without authorization from the Company; (2) which has been independently developed and disclosed by others; or (3) which has otherwise entered the public domain through lawful means.
(ii)    All Confidential Information, Trade Secrets, and all physical and electronic embodiments thereof are confidential and are and will remain the sole and exclusive property of the Company. During the term of your employment with the

Company and for a period of five (5) years following the termination of your employment with the Company for any reason, with or without cause, and upon the initiative of either you or the Company, you agree that you shall protect any such Confidential Information and Trade Secrets and shall not, except in connection with the performance of your remaining duties for the Company, use, disclose or otherwise copy, reproduce, distribute or otherwise disseminate any such Confidential Information or Trade Secrets, or any physical or electronic embodiments thereof, to any third party; provided, however, that you may make disclosures required by a valid order or subpoena issued by a court or administrative agency of competent jurisdiction, in which event you will promptly notify the Company of such order or subpoena to provide the Company an opportunity to protect its interests.
(iii)    Upon request by the Company and, in any event, upon termination of the your employment with the Company for any reason, you will promptly deliver to the Company (within twenty-four (24) hours) all property belonging to the Company, including but without limitation, all Confidential Information, Trade Secrets and all electronic and physical embodiments thereof, all Company files, customer lists, management reports, memoranda, research, Company forms, financial data and reports and other documents (including but not limited to all such data and documents in electronic form) supplied to or created by you in connection with your employment with the Company (including all copies of the foregoing) in your possession or control, and all of the Company’s equipment and other materials in your possession or control. You agree to allow the Company, at its request, to verify return of Company property and documents and information and/or permanent deletion of the same, through inspection of personal computers, personal storage media, third party websites, third party e-mail systems, personal digital assistant devices, cell phones and/or social networking sites on which Company information was stored during your employment with the Company.
(iv)    Nothing contained herein shall be in derogation or a limitation of the rights of the Company to enforce its rights or your duties under the applicable law relating to Trade Secrets.
(b)    Non-Competition. You agree that, while employed by the Company and for a period of twenty-four (24) months following the termination of your employment with the Company for any reason, with or without cause, whether upon the initiative of either you or the Company (the “Restricted Period”), you will not provide or perform the same or substantially similar services, that you provided to the Company, on behalf of any Direct Competitor, directly (i.e., as an officer or employee) or indirectly (i.e., as an independent contractor, consultant, advisor, board member, agent, shareholder, investor, joint venturer, or partner), anywhere within the United States of America (the “Territory”). “Direct Competitor” means any individual, partnership, corporation, limited liability company, association, or other group, however organized, who competes with the Company in the full service restaurant business.

(i)    If you are a resident of California and subject to its laws, the restrictions set forth in this Section 12(b) above shall not apply to you.
(ii)    Nothing in this provision shall divest you from the right to acquire as a passive investor (with no involvement in the operations or management of the business) up to 1% of any class of securities which is: (i) issued by any Direct Competitor, and (ii) publicly traded on a national securities exchange or over-the-counter market.
(c)    Non-Solicitation. You agree that you shall not at any time during your employment and during the Restricted Period, on behalf of yourself or any other Person, directly or by assisting others, solicit, induce, encourage or cause any of the Company’s vendors, suppliers, licensees, or other Persons with whom the Company has a contractual relationship and with whom you have had Material Contact during the last two years of your employment, to cease doing business with the Company or to do business with a Direct Competitor. “Material Contact” means contact between you and a Person: (1) with whom or which you dealt on behalf of the Company; (2) whose dealings with the Company were coordinated or supervised by you; (3) about whom you obtained Confidential Information in the ordinary course of business as a result of your association with the Company; or (4) who receives products or services authorized by the Company, the sale or provision of which results or resulted in compensation, commission, or earnings for you within two years prior to the date of the termination of your employment with the Company. “Person” means any individual, firm, partnership, association, corporation, limited liability entity, trust, venture or other business organization, entity or enterprise.
(d)    Non-Recruitment. You agree that during the course of your employment with the Company and during the Restricted Period, you will not, on behalf of yourself or any other Person, directly or by assisting others, solicit, induce, persuade, or encourage, or attempt to solicit, induce, persuade, or encourage, any individual employed by the Company, with whom you have worked, to terminate such employee’s position with the Company, whether or not such employee is a full-time or temporary employee of the Company and whether or not such employment is pursuant to a written agreement, for a determined period, or at will. The provisions of this Section 12(d) shall only apply to those individuals employed by the Company at the time of solicitation or attempted solicitation. If you are a resident of California and subject to its laws, the restrictions set forth in Section 12(c) above and this Section 12(d) shall be limited to apply only where you use or disclose Confidential Information or Trade Secrets when engaging in the restricted activities.
(e)    Acknowledgements. You acknowledge that the Company is in the business of marketing, developing and establishing its restaurant brands and concepts on a nationwide basis and that the Company makes substantial investments and has established substantial goodwill associated with its restaurant brands and concepts, supplier relationships and marketing programs throughout the United States. You therefore acknowledge that the Territory in which the Company’s Business is conducted is, at the very least, throughout the United States. You further acknowledge and agree that it is fair and reasonable for the

Company to take steps to protect its Confidential Information, Trade Secrets, goodwill, business relationships, employees, economic advantages, and/or other legitimate business interests from the risk of misappropriation of or harm to its Confidential Information, Trade Secrets, goodwill, business relationships, employees, economic advantages, and/or other legitimate business interests. You acknowledge that the consideration, including this Agreement, continued employment, specialized training, and the Confidential Information and Trade Secrets provided to you, gives rise to the Company’s interest in restraining you from competing with the Company and that any limitations as to time, geographic scope and scope of activity to be restrained are reasonable and do not impose a greater restraint than is necessary to protect Company’s Confidential Information, Trade Secrets, good will, business relationships, employees, economic advantages, and/or other legitimate business interests, and will not prevent you from earning a livelihood.
(f)    Survival of Covenants. The provisions and restrictive covenants in this Section of this Agreement shall survive the expiration or termination of this Agreement for any reason. You agree not to challenge the enforceability or scope of the provisions and restrictive covenants in this Section. You further agree to notify all future persons, or businesses, with which you become affiliated or employed by, of the provisions and restrictions set forth in this Section, prior to the commencement of any such affiliation or employment.
(g)    Injunctive Relief. You acknowledge that if you breach or threaten to breach any of the provisions of this Agreement, your actions will cause irreparable harm and damage to the Company which cannot be compensated by damages alone. Accordingly, if you breach or threaten to breach any of the provisions of this Agreement, the Company shall be entitled to injunctive relief, in addition to any other rights or remedies the Company may have. You hereby waive the requirement for a bond by the Company as a condition to seeking injunctive relief. The existence of any claim or cause of action by you against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of your agreements under this Agreement.
(h)    Forfeiture. In the event that you violate the terms of this Section, you understand and agree that in addition to the Company’s rights to obtain injunctive relief and damages for such violation, any and all rights to any award under this Agreement, whether vested or unvested, shall be forfeited and extinguished.

13.    General Provisions.
(a)    Interpretations. This Agreement is subject in all respects to the terms of the Plan. A copy of the Plan is available upon your request. Terms used herein which are defined in the Plan shall have the respective meanings given to such terms in the Plan, unless otherwise defined herein. In the event that any provision of this Agreement is inconsistent with the terms of the Plan, the terms of the Plan shall govern. Any question of administration or interpretation arising under this Agreement shall be determined by the Committee administering the Plan, and such determination shall be final, conclusive and binding upon all parties in interest. To the extent that any Award granted by the Company is subject to Code Section 409A, such Award shall be subject to terms and conditions that comply with the requirements of Code Section 409A to avoid adverse tax consequences under Code Section 409A.
(b)    No Right to Employment. Nothing in this Agreement or the Plan shall be construed as giving you the right to be retained as an employee of the Company or any Affiliate of the Company. In addition, the Company or an Affiliate of the Company may at any time dismiss you from employment, free from any liability or any claim under this Agreement, unless otherwise expressly provided in this Agreement.
(c)    Reservation of Shares. The Company shall at all times prior to the vesting of the PRSUs reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement.
(d)    Securities Matters. The Company shall not be required to deliver any shares of Common Stock until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.
(e)    Headings. Headings are given to the sections and subsections of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision hereof.
(f)    Arbitration. Except for injunctive relief as set forth herein, the parties agree that any dispute between the parties regarding this Agreement shall be submitted to binding arbitration in Orlando, Florida pursuant to the Darden dispute resolution program.
(g)    Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Florida (without giving effect to the conflict of law principles thereof). You agree that the state and federal courts of Florida shall have jurisdiction over any litigation between you and the Company regarding this Agreement, and you expressly submit to the exclusive jurisdiction and venue of the federal and state courts sitting in Orange County, Florida.
(h)    Notices. You should send all written notices regarding this Agreement or the Plan to the Company at the following address:
Darden Restaurants, Inc.
Supervisor, Stock Compensation Plans
1000 Darden Center Drive
Orlando, FL 32837

(i)    Award Agreement and Related Documents. This PRSU Agreement shall have no force or effect unless you have been notified by the Company, and identified in the Company’s records, as the recipient of a PRSU grant. YOU MUST REVIEW AND ACKNOWLEDGE ACCEPTANCE OF THE TERMS OF THIS AGREEMENT, INCLUDING SPECIFICALLY THE RESTRICTIVE COVENANTS, BY EXECUTING THIS AGREEMENT ELECTRONICALLY VIA YOUR ESTABLISHED ACCOUNT ON THE MORGAN STANLEY SMITH BARNEY WEBSITE WITHIN 60 DAYS OF THE DATE OF GRANT; PROVIDED, HOWEVER, THAT THE COMMITTEE MAY, AT ITS DISCRETION, EXTEND THIS DATE. FAILURE TO ACCEPT THE REFERENCED TERMS AND TO EXECUTE THIS AGREEMENT ELECTRONICALLY WILL PRECLUDE YOU FROM RECEIVING YOUR PRSU GRANT. In connection with your PRSU grant and this Award Agreement, the following additional documents were made available to you electronically, and paper copies are available on request directed to the Company’s Compensation Department: (i) the Plan; and (ii) a Prospectus relating to the Plan.